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                    TECHNOLOGY PURCHASE AGREEMENT EXHIBIT 2.1


     THIS AGREEMENT is made as of the 30th day of July 1997 between Star Technologies, Inc., a Delaware corporation with offices at 515 Shaw Road, Sterling, Virginia 20166 ("Seller"), and CompuRAD, Inc., a Delaware corporation having its principal office at 1350 North Kolb Road, Tucson, Arizona 85715 ("Buyer").

     WHEREAS, Seller has developed certain software products known as the Image Management Server ("IMS") and the Film Image Scan System ("FISS") (IMS and FISS hereinafter, collectively, the "Products"), which Seller markets and licenses for use as a medical information management solution (the "Business");

     WHEREAS, Buyer desires to purchase from Seller all rights, title and interests in and to the Products and other assets as set forth herein; and,

     WHEREAS, Seller is willing to sell to Buyer all rights, title and interests in and to the Products and the other assets as set forth herein on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises, covenants and conditions contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                 I. DEFINITIONS

     1.1 "Technology" means all intellectual property, know-how and information owned by Seller and relating to the Products. As further described in Schedule 1.1, Technology may be recorded or fixed in written or other form and includes, but is not limited to, all current, previous, enhanced and
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developmental versions of the source and object codes for the Products and all documentation related thereto, all design specifications, all copyrights pertaining or relating to the Products, operators' manuals, user documentation, system documentation and other manuals related to the Products (including all flowcharts, system procedures and program component descriptions), all procedures for the modification and preparation for the release of enhanced versions of the Products, all available testing data relative to the installation and checkout of the Products, including but not limited to all Device Master Records ("DMRs") for the Products, all Device History Records ("DHRs") for the Products, all Food and Drug Administration ("FDA") compliance documents, all correspondence between or among Seller and the FDA, and all copyrights (collectively, the "Proprietary Rights"); all of Seller's right, title and interest in and to the names IMS and FISS or similar words or phrases; all trade secrets, know-how, inventions, models, confidential business information, product designs, processes, drawings, formulae, customer lists, supplies and distribution lists, price lists, technical and engineering data, trade information, catalogs and marketing materials and other intellectual property rights relating to the Products (collectively, the "Other Proprietary Rights"); all licenses and similar agreements to which Seller is a party, either as licensee or licensor, relating to Other Proprietary Rights (collectively, "Licenses"); and, except as set forth in Section V hereto, the exclusive worldwide rights to market and service the Products and any Derivative Products.

     1.2 "Related Documentation" means documentation in which Seller owns intellectual property rights, including those items listed in Schedule 1.2 attached hereto, as well as user manuals, operator manuals, maintenance manuals, published product specifications and other such documentation normally distributed with the Products.

     1.3 "Derivative Product" means a computer program or documentation based upon any portion of the Technology or Related Documentation, such as an abridgment, condensation, addition, extension, improvement, change, enhancement or update, or any other form in which the Technology or Related Documentation may be recast, transformed or adapted.

     1.4 "Contractual Rights" means and includes any and all rights under any contracts, agreements or other documents in any manner related to the ownership, possession, lease or use of the Assets, or to the ownership, operation or conduct of the Business, including, but not limited to, purchase and sales orders, all service and support contracts, all other contracts necessary, convenient or required in order to carry on the Business, and all of Seller's rights to service its customers, all customer records and other pertinent books and records. The Contractual Rights include, but are not limited to, the contractual rights listed in Schedule 1.4.

     1.5 "Equipment" means and includes all items listed on Schedule 1.5, including, but not limited to, the indicated demonstration and development equipment related to the Products.

     1.6 "Assets" means and includes the Technology, the Related Documentation, the Contractual Rights and the Equipment, as such terms are defined herein.

                 II. SALE AND PURCHASE OF TECHNOLOGY AND ASSETS

     2.1 Subject to Article V, Reservation of Rights, Seller hereby sells, transfers and assigns to Buyer, and Buyer hereby purchases, acquires and/or accepts from Seller, all of Seller's rights, title and interests in and to the Assets.

     2.2 Seller agrees to promptly execute and deliver to Buyer upon Buyer's written request any such further instruments of conveyance, transfer, assignment and other similar documents and shall take such other actions as are reasonably necessary to perfect, record, and/or preserve Buyer's
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ownership rights in and to the Assets.

     2.3 Seller shall deliver all the Assets to Buyer, at Buyer's principal office, no later than five (5) days after execution of this Agreement (the "Transfer Date") by both parties.

           III. REPRESENTATIONS AND WARRANTIES AND COVENANTS OF SELLER

     To induce Buyer to enter into this Agreement and to purchase the Assets, Seller hereby makes the following representations, warranties and covenants. Seller acknowledges and agrees that Buyer is entitled to rely and has relied on the following representations, warranties and covenants.

     3.1 Organization and Standing. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Seller has the requisite corporate power and corporate authority to own the Assets.

     3.2  Capacity; Authority; Consents.

     (a) Seller has full corporate power, legal capacity and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of the obligations of Seller hereunder have been duly authorized by the Board of Directors, and no other corporate proceedings on the part of Seller are necessary in connection therewith. This Agreement constitutes, and each other instrument or document to be executed and delivered by Seller will constitute, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms;

     (b) Neither the execution and delivery of this Agreement by Seller, the consummation of the transactions contemplated hereby nor the performance of Seller's obligations hereunder will (i) violate any provision of the Certificate of Incorporation, as amended, or By-Laws, as amended, of Seller; (ii) violate any statute, code, ordinance, rule or regulation of any jurisdiction applicable to Seller or the Assets; (iii) violate any judgment, order, writ, decree, injunction or award of any court, arbitrator, mediator, government or governmental agency or instrumentality, which is binding upon Seller or which would have an adverse effect on the Assets; (iv) violate, breach, conflict with, constitute a default under (whether with notice or lapse of time, or both), result in termination of or accelerate the performance required by any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller is a party or by which Seller, or the Assets is bound; or (v) except as set forth in Section 6.6, result in the creation of any lien, security interest, charge or other encumbrance upon any of the Assets; and

     (c) No consents, approvals, filings or registrations with or by any governmental agency or instrumentality or any other person or entity are necessary in connection with the execution or delivery by Seller of this Agreement, the consummation by Seller of the transactions contemplated hereby, or the performance of Seller's obligations hereunder.

     3.3 Absence of Defaults. Seller is not in default under, or in violation of, any provision of its Certificate of Incorporation, as amended, or By-Laws, as amended, or any indenture, mortgage, deed of trust, loan agreement or similar debt instrument, or any other agreement to which it is a party or by which it is bound or to which any of its properties is subject, nor is Seller aware of any fact, circumstance or event which has occurred which, upon notice, lapse of time or both, would constitute such a default or violation. Seller is not in violation of any statute, rule, regulation or order of any court or federal, state or local governmental agency or instrumentality having
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jurisdiction over it or any of the Assets.

     3.4 Litigation and Claims. Except as provided on Schedule 3.4, there is no action, suit or proceeding pending, or to the Seller's knowledge, threatened against or affecting the Seller in any court, before any arbitrator or before or by any governmental body which (i) affects the validity or enforceability of this Agreement, (ii) affects the Assets, or (iii) could materially and adversely affect the ability of Seller to perform Seller's obligations hereunder, or under any document to be delivered pursuant hereto.

     3.5 Compliance with Laws. Seller is in compliance with and not in default under or in violation of any applicable federal, state or local statutes, ordinances, rules, regulations, safety standards, environmental standards or any other applicable law in connection with the ownership or use of the Assets. Seller is not insolvent and the transfer of the Assets provided for herein does not constitute a fraudulent conveyance or any other violation of creditor rights.

     3.6 Assets Owned Directly By Seller. The Assets are owned and operated by the corporate entity of the Seller directly and exclusively and not through (i) a direct or indirect subsidiary, partnership, joint venture or other entity of any kind or (ii) any stockholder or affiliate thereof.

     3.7 No Payments Owed on Assets. The Seller does not owe any payments to any party with respect to a prior purchase of any Assets to be transferred to Buyer herein. Seller is not a party to any patent, license or royalty agreements in connection with its Assets requiring it to pay any license or royalty fees to any party in connection therewith.

     3.8  Intellectual Property.

     (a) Seller owns and possesses all right, title and interest in and to the Assets, free and clear of all liens, security interests and encumbrances; and no claim has been made or threatened by any third party against Seller contesting the validity, enforceability, use or ownership of any of the Assets;

     (b) Seller has, and immediately after the transfer, Buyer will have, the right and authority to use the Assets as presently conducted. Such use does not currently conflict with, infringe upon or violate the proprietary rights of any other person or entity;

     (c) Seller will execute such documents as may be necessary and will otherwise cooperate with Buyer in connection with any registrations or assignments of registrations undertaken in connection with the Assets transferred to Buyer hereunder, all at Seller's cost and expense; and

     (d) Except as set forth in Schedule 3.8(d), Seller has not granted to any third party any license, right or other interest in the Assets.

      3.9 Title to Assets. Seller has and will as of the Transfer Date have good and marketable title to the Assets, free and clear of all liens, deeds of trust, mortgages, pledges, charges, security interests, encumbrances, claims, conditional sales agreements, licenses, covenants, conditions, restrictions on transfer, and other rights or interests in favor of any third party whatsoever. No officer, director, stockholder or employee of Seller owns or has any interest, directly or indirectly, in any of the Assets.

     3.10 No Contractual Defaults. The contracts listed in Schedule 1.4 constitute all contracts, written or oral, to which Seller is a party and which affect the Assets, Seller's title thereto, or the use or maintenance of the Assets in connection with the Business. Except as otherwise disclosed
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in Schedule 1.4, Seller has performed all obligations required to be performed to date, is not in default under any such contract, has no knowledge of any event or knows of no fact which, with notice or lapse of time, or both, would constitute a default by any party to any such contract.

     3.11 Full Disclosure. The representations, warranties, covenants and statements of Seller in this Agreement, including those in any Schedule attached hereto, or in any certificate or other document furnished by Seller to Buyer pursuant to this Agreement, are complete, current and accurate, do not contain or will not contain any untrue statement of material fact, and do not omit or will not omit to state any material fact necessary to make each representation, warranty, covenant and statement accurate and not misleading in any material respect. Seller has, and prior to the Transfer Date shall have, provided to Buyer, in writing, any information necessary to insure that the representations, warranties, or statements made to Buyer are complete, current and accurate and are not misleading in any material respect.

     3.12 Brokers. No broker or finder has acted for Seller in connection with this Agreement or the transactions contemplated hereby and no broker or finder is entitled to any brokerage commissions, finder's fee or other compensation based on agreements or arrangements made by Seller.

     3.13 Confidentiality. All of the Assets and information and documentation furnished by Seller to Buyer pursuant to this Agreement is confidential. Seller has not disclosed any of the source code relating to the Products, and any documents relating thereto, to any third parties and has taken all reasonable measures to protect the secrecy of, and avoid disclosure, dissemination or the unauthorized use of all source code relating to the Products, and any documents relating thereto. Seller shall provide to Buyer all confidential documents and other materials containing, reflecting or referring to such information, shall keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. Seller's obligation to keep such information confidential and to not use such information shall continue for an indefinite period after the execution of this Agreement and shall extend to the directors, officers, employees and agents of Seller. The obligation to keep such information confidential shall not apply to any information which (i) was then generally known to the public; (ii) became known to the public through no fault of Seller or any of its directors, officers, employees or agents; or (iii) was disclosed by a third party unaffiliated with Seller who was not bound by an obligation of confidentiality to Seller; nor shall the obligation to keep such information confidential apply to disclosures required to be made in accordance with any law or regulation or any order of a court of competent jurisdiction.

     3.14 Liabilities Excluded. This Agreement is for the purchase and sale of the Assets only. Accordingly, notwithstanding any other provision hereof, this Agreement excludes, and Buyer does not assume, any liabilities of Seller, except as specifically set forth herein. As provided herein, Seller's obligations to trade creditors and other persons having claims against Seller shall be paid by Seller. Any and all other accounts payable or other obligations or liabilities accruing to and existing on the Transfer Date are and shall remain the sole obligation and responsibility of Seller.

            IV. REPRESENTATIONS AND WARRANTIES AND COVENANTS OF BUYER

     To induce Seller to enter into this Agreement and to sell the Assets, Buyer hereby makes the following representations, warranties and covenants. Buyer acknowledges and agrees that Seller is entitled to rely and has relied on the following representations, warranties and covenants.

     4.1 Organization and Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Buyer has the requisite corporate power and corporate authority to purchase the Assets.
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     4.2  Capacity; Authority; Consents.

     (a) Buyer has full corporate power, legal capacity and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations hereunder. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of the obligations of Buyer hereunder have been duly authorized by the Board of Directors, and no other corporate proceedings on the part of Buyer are necessary in connection therewith. This Agreement constitutes, and each other instrument or document to be executed and delivered by Buyer will constitute, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms;

     (b) Neither the execution and delivery of this Agreement by Buyer, the consummation of the transactions contemplated hereby nor the performance of Buyer's obligations hereunder will (i) violate any provision of the Certificate of Incorporation, as amended, or By-Laws, as amended, of Buyer; (ii) violate any statute, code, ordinance, rule or regulation of any jurisdiction applicable to Buyer or the Assets; (iii) violate any judgment, order, writ, decree, injunction or award of any court, arbitrator, mediator, government or governmental agency or instrumentality, which is binding upon Buyer; (iv) violate, breach, conflict with, constitute a default under (whether with notice or lapse of time, or both), result in termination of or accelerate the performance required by any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer is a party or by which Buyer is bound; or (v) result in the creation of any lien, security interest, charge or other encumbrance upon any of the Assets; and

     (c) No consents, approvals, filings or registrations with or by any governmental agency or instrumentality or any other person or entity are necessary in connection with the execution or delivery by Buyer of this Agreement, the consummation by Buyer of the transactions contemplated hereby, or the performance of Buyer's obligations hereunder. All such necessary consents, approvals, filings or registrations which have not been obtained on the date hereof shall be obtained by Buyer, at its cost and expense, prior to the delivery of the Assets.

     4.3 Absence of Defaults. Buyer is not in default under, or in violation of, any provision of its Certificate of Incorporation, as amended, or By-Laws, as amended, or any indenture, mortgage, deed of trust, loan agreement or similar debt instrument, or any other agreement to which it is a party or by which it is bound or to which any of its properties is subject, nor is Buyer aware of any fact, circumstance or event which has occurred which, upon notice, lapse of time or both, would constitute such a default or violation. Buyer is not in violation of any statute, rule, regulation or order of any court or Federal, state or local governmental agency or instrumentality having jurisdiction over it or any of its properties.

     4.4 Litigation and Claims. Except as provided on Schedule 4.4, there is no action, suit or proceeding pending, or to the Buyer's knowledge, threatened against or affecting the Buyer in any court, before any arbitrator or before or by any governmental body which (i) affects the validity or enforceability of this Agreement or (ii) could materially and adversely affect the ability of Buyer to perform Buyer's obligations hereunder, or under any document to be delivered pursuant hereto.

     4.5 Compliance with Laws. Buyer is in compliance with and not in default under or in violation of any applicable federal, state or local statutes, ordinances, rules, regulations, safety standards, environmental standards or any other applicable law that could affect its ownership or use of the Assets. Buyer is not insolvent and the transfer of the Assets provided for herein does not constitute a fraudulent conveyance or any other violation of creditor rights.
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     4.6 Full Disclosure. The representations, warranties, covenants and statements of Buyer in this Agreement, including those in any certificate or other document furnished by Seller to Buyer pursuant to this Agreement, are complete, current and accurate, do not contain or will not contain any untrue statement of material fact, and do not omit or will not omit to state any material fact necessary to make each representation, warranty, covenant and statement accurate and not misleading in any material respect. Buyer has, and prior to the Transfer Date shall have, provided to Seller, in writing, any information necessary to insure that the representations, warranties, or statements made to Seller are complete, current and accurate and are not misleading in any material respect.

     4.7 Brokers. No broker or finder has acted for Buyer in connection with this Agreement or the transactions contemplated hereby and no broker or finder is entitled to any brokerage commissions, finder's fee or other compensation based on agreements or arrangements made by Buyer.

                            V. RESERVATION OF RIGHTS

     Except with respect to any product relating in any way to medical imaging, Seller reserves a royalty-free, irrevocable, non-exclusive, nontransferable worldwide license to (i) use, execute, reproduce, display, perform, and distribute Technology and Related Documentation, and (ii) prepare, use, execute, reproduce, display, perform, and distribute Derivative Products, but only to the extent such products are developed exclusively by Seller. Seller agrees that, with respect to any product relating in any way to medical imaging, it shall have no license to (i) use, execute, reproduce, display, perform, and distribute Technology and Related Documentation, or (ii) prepare, use, execute, reproduce, display, perform, and distribute Derivative Products. As used in this Agreement, the term "medical imaging" includes, but is not limited to, imaging of medical images, including, but not limited to, all DICOM images and studies, ultrasound images and studies, CAT scans, MRI scans, positron emission tomography scans, emission CT scans, functional MRI scans, angiography images and studies, cineangiography images and studies, echocardiography images and studies, mammography images and studies, gastroenterology images and studies, ophthalmology images and studies, dermatology images and studies, endoscopic images and studies, computed radiography images and studies, direct radiography images and studies, single photon emission computed tomography images and studies, and all other medical images in the future reasonably related thereto.



                                VI. CONSIDERATION

     6.1 Payments. As consideration for the sale of the Assets and the Bill of Sale and Assignment, Buyer shall assume the obligations referred to in Section
8.2 and shall pay Seller in accordance with the following:

     (a) on the Transfer Date, Buyer shall issue and deliver or direct Buyer's transfer agent to deliver to the Seller certificate(s) representing good and valid title to One Hundred Thousand (100,000) restricted shares of Buyer's Common Stock, par value $0.01 per share;

     (b) during the five (5) year period beginning on the date of this Agreement, Buyer shall pay Seller the sum of One Thousand Five Hundred Dollars ($1,500.00) per license for each license of IMS and each Derivative Product based thereon sold by or on behalf of Buyer after the Transfer Date, until Five Hundred (500) copies have been sold and paid for. The fees set forth in this
Section 6.1(b) shall be paid by Buyer to Seller only after Buyer has been paid in full for each such license. The fees set forth in Section 6.1(b) shall be limited to a maximum amount of Seven Hundred and Fifty Thousand Dollars and No Cents ($750,000.00) and shall only be due and owing for each
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license actually paid for. No amounts under this Section 6.1(b) shall be owed after the fifth anniversary of the date of this Agreement; and

     (c) during the five (5) year period beginning on the date of this Agreement, Buyer shall pay Seller the sum of Two Hundred Dollars and No Cents ($200.00) for each license of FISS and each Derivative Product based thereon sold by or on behalf of Seller after the Transfer Date, until Five Hundred (500) copies have been sold and paid for. The fees set forth in this Section 6.1(c) shall be paid by Buyer to Seller only after Buyer has been paid in full for each such license. The fees set forth in Section 6.1(c) shall be limited to a maximum amount of One Hundred Thousand Dollars and No Cents ($100,000.00) and shall only be due and owing for each license actually paid for. No amounts under this
Section 6.1(c) shall be owed after the fifth anniversary of the date of this Agreement.

     6.2 Late Payments. Buyer shall pay to Seller all per copy fees due hereunder within forty-five (45) days after the end of each calendar month until the respective payment obligations set forth in Section 6.1 have been satisfied. All amounts that are not paid to Seller when due shall accrue interest from the due date until paid in full at a rate equal to the lesser of twelve percent (12%) per annum or the highest rate allowed by applicable law.

     6.3 Taxes. All payments under this Agreement are exclusive of taxes, duties and similar charges. Buyer agrees to pay and be responsible for all such taxes and other charges (except for taxes based upon Seller's net income or capital gains), including, but not limited to, all sales, use, rental, transfer, receipt, personal property or other taxes which may be levied or assessed in connection with this Agreement.

     6.4 Reports. Buyer shall deliver to Seller monthly a report of each purchase order, contract or other agreement that relates to the license of products or any other activity that relates to the obligation to pay the per copy fees pursuant to Section 6.1. With each per copy fee payment, but in no event less than once each calendar quarter during the term hereof, Buyer shall deliver to Seller a report that describes the distribution of products in sufficient detail to enable Seller to verify the amount of per copy fees owed.

     6.5 Records and Audits. Buyer shall keep accurate records which show in detail all products delivered by Buyer that related to Buyer's obligations under this Agreement. Seller shall have the right to audit such records from time to time at Seller's expenses; provided, that Buyer shall reimburse Seller such reasonable expenses in the event that an underpayment for any period of five percent (5%) or more is found. Buyer shall provide Seller or Seller's agents with access to Buyer's records to perform such audits.

     6.6 Security Interest. Seller retains a security interest in the Technology and Related Documentation and all products and proceeds thereof until the obligation to pay per copy fees, as set forth in Sections 6.1(b) and 6.1(c), has been satisfied. Buyer agrees to execute all such further instruments as Seller may reasonably request to perfect Seller's security in the Technology and Related Documentation including, without limitation, any document necessary for Seller to file a financing statement.

     6.7 Registration Rights Agreement. Buyer and Seller, as signatories thereto, shall have executed and delivered the Registration Rights Agreement attached hereto as Schedule 6.7.

                          VII. SELLER RESPONSIBILITIES

     7.1 Delivery of Assets. Seller shall deliver the Assets pursuant to Section 2.3, including,
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but not limited to, all copies of any materials relating to the
Assets and all documentation of the foregoing which may be in the possession of Seller, its agents, affiliates, or employees.

     7.2 Assignment of Contracts. Seller shall assign to Buyer the contracts and agreements identified in Schedule 1.4. To the extent that the assignment of any such contract or agreement shall require the consent of another party thereto, this Agreement shall not constitute an assignment of the same if an attempted assignment would constitute a breach thereof. Seller shall use its best efforts to obtain any consent, approval or amendment required to novate and/or assign the contracts and agreements identified in Schedule 1.4. If such consent is not obtained, Seller will cooperate with Buyer in any reasonable arrangement acceptable to Buyer designed to provide Buyer the benefits under any such agreements.

     7.3 Representations and Warranties True on the Transfer Date. The representations and warranties of Seller contained in this Agreement, in the exhibits hereto, and in any certificate, document or statement delivered pursuant to the provisions hereof, shall be true and correct on and as of the Transfer Date as though such representations and warranties were made on and as of the Transfer Date.

     7.4 Assignment of Warranties. Seller shall assign to Buyer any and all warranties covering or affecting the Assets.

                          VIII. BUYER RESPONSIBILITIES

     8.1 Acceptance of Equipment. Except as set forth in this Agreement, Buyer shall accept "AS IS" the Equipment and related software being transferred to Buyer under the Bill of Sale and Assignment being executed concurrently herewith.

     8.2 Assumption of Obligations. Buyer shall assume, and agrees to perform and fulfill on or after the effective date of this Agreement, all obligations to be performed by Seller under the terms of the contracts and agreements being assigned to Buyer hereunder and listed in Schedule 1.4 hereto.

     8.3 Representations and Warranties True on the Transfer Date. The representations and warranties of Buyer contained in this Agreement, in the exhibits hereto, and in any certificate, document or statement delivered pursuant to the provisions hereof, shall be true and correct on and as of the Transfer Date as though such representations and warranties were made on and as of the Transfer Date.

     8.4 Seller's Logo. Buyer agrees to remove Seller's logo from the Technology and Related Documentation.

                                 IX. WARRANTIES

     Buyer acknowledges that it has been afforded the opportunity by Seller to review the Technology and Related Documentation to the extent deemed prudent by Buyer. EXCEPT AS SET FORTH IN THIS AGREEMENT, ALL TECHNOLOGY AND RELATED DOCUMENTATION SOLD, TRANSFERRED AND ASSIGNED TO BUYER UNDER THIS AGREEMENT ARE PROVIDED "AS IS" WITHOUT WARRANTIES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                               X. INDEMNIFICATION

     10.1 Indemnification.

     (a) Seller shall indemnify, defend, protect and hold Buyer harmless from and against any and all claims, losses, expenses, damages, obligations, deficiencies and liabilities of any kind, including, without limitation, costs of investigation, interest, fines and penalties, reasonable attorney's fees and any and all costs, expenses and fees incident to any suit, action or proceeding incurred or sustained by Buyer which arise out of, result from or are related to: (i) Seller's breach of any representation, warranty, covenant, agreement or obligation of Seller contained herein or in any other instrument or document executed and delivered by Seller in connection herewith; or (ii) any or all liabilities or obligations arising out of or in any manner relating to the operation of the Business or any event occurring on or prior to the Transfer Date related thereto or the Assets.

     (b) Buyer shall indemnify, defend, protect and hold Seller harmless from and against any and all claims, losses, expenses, damages, obligations, deficiencies and liabilities of any kind, including, without limitation, costs of investigation, interest, penalties, reasonable attorney's fees and any and all costs, expenses and fees incident to any suit, action or proceeding incurred or sustained by Seller which arise out of, result from or are related to Buyer's breach of any representation, warranty, covenant, agreement or obligation of Buyer contained herein or in any other instrument or document executed and delivered by Buyer in connection herewith.

     (c) Buyer and Seller agree that, upon receipt by either party of a claim or notice thereof in respect of which indemnity, defense, protection or hold harmless may be sought under this Article 10, said party ("Claimant") shall give written notice within ten (10) days thereafter ("Notice of Claim") to the party from whom indemnification, defense, protection or hold harmless may be sought hereunder ("Indemnitor"). No indemnification, defense, protection or hold harmless under this Article 10 shall be available to any party who fails to give the required Notice of Claim within such ten (10) days period if the party to whom such notice should have been given was unaware of the matter and was prejudiced by the failure to receive the Notice of Claim in a timely manner. The Indemnitor shall be entitled at its own expense to participate in the defense of any clam or action against the Claimant. The Indemnitor shall have the right to assume the entire defense of such claim provided that (i) the Indemnitor provides written notice of its desire to defend such claim (the "Notice of Defense") to the Claimant within fifteen (15) days after Indemnitor's receipt of the Notice of Claim; (ii) the Indemnitor's defense of such claim shall be without cost to the Claimant or prejudice to the Claimant's rights under this
Article 10; (iii) counsel chosen by the Indemnitor to defend such claim shall be reasonably acceptable to Claimant, (iv) the Indemnitor shall bear all costs and expenses in connection with the defense of such claim; (v) the Claimant shall have the right, at the Claimant's expense, to have Claimant's counsel participate in the defense of such claim; and (vi) the Claimant shall have the right to receive periodic reports from the Indemnitor and Indemnitor's counsel with respect to the state and details of the defense of such claim and shall have the right to make direct inquiries to Indemnitor's counsel in this regard.

     10.2 Seller agrees to indemnify and defend Buyer against any claim that the Technology or Related Documentation infringes a copyright, trademark, trade secret, United States patent or other intellectual property right, and will pay resulting settlements, costs, damages and attorney's fees finally awarded, provided that such claim is based solely upon the Technology and Related Documentation transferred hereunder. Seller represents that, to the best of its knowledge, there are no pending or current lawsuits or claims regarding the Technology and Related Documentation.

     10.3 The foregoing indemnities are conditioned upon the prompt written notice of any claim or proceeding, cooperation in the defense and settlement of such claim, and prior written agreement of the Indemnitor to any settlements as set forth in Section 10.1 hereto.

     10.4 NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR CONSEQUENTIAL, PUNITIVE OR INCIDENTAL DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF PROFITS OR OTHER COMMERCIAL LOSS OF ANY NATURE WHATSOEVER, EVEN IF INFORMED OF THEIR POSSIBILITY.

                                   XI. GENERAL

     11.1 Survival of Representations, Warranties and Covenants. The respective representations, warranties and covenants of Buyer and Seller made herein or in any certificate or other document delivered pursuant to this Agreement, including, without limitation, the obligations of indemnity, defense, protection, and holding harmless hereunder, shall survive the Transfer Date and the consummation of the transactions contemplated hereby until the applicable statute of limitations has run, notwithstanding any examination made by or for the party to whom such representations, warranties or covenants were made, the knowledge of any officers, directors, shareholders, employees or agents of the party, or the acceptance of any certificate or opinion.

     11.2 Schedules. The Schedules attached hereto and referred to in this Agreement are hereby incorporated into this Agreement and made a part hereof.

     11.3 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed, construed, and considered to be an original, but all of which shall constitute one and the same instrument, when signed by both of the parties hereto.

     11.4 Attorneys' Fees. In the event an action or suit is brought by any party hereto to enforce the terms of this Agreement, the prevailing party shall be entitled to the payment of its reasonable attorney's fees and costs, as determined by the judge of the court.

     11.5 Severability. The invalidity or unenforceability of any particular provision of this Agreement, or any part thereof, shall not effect the other provisions hereof and this Agreement shall be continued in all respect as if such invalid or unenforceable provision were omitted herefrom.

    11.6 Further Documentation. Each party shall execute and deliver such further and additional instruments and documents and do such further and additional acts as may be required to carry out the intents and purposes of this Agreement.

     11.7 Notices. Any notice required or permitted to be made or given by either party to this Agreement will be sufficiently made or given on the date of issuance if sent by such party to the other party by register or certified mail, telecopy, commercial courier, personal delivery, or a similar reliable delivery method, addressed as set forth below:

     For Buyer:                                 For Seller:

          CompuRAD, Inc.                              Star Technologies, Inc.
          1350 North Kolb Road                        515 Shaw Road
          Tucson, Arizona 85715                       Sterling, Virginia 20166

          Attn: Dr. Philip Berman                     Attn: CEO
          Fax: (520) 298-1400                         Fax: (703) 435-3268

     11.8 Seller and Buyer, in executing this Agreement, do not rely on any inducements, promises or representations made by the other except for those recited herein.

     11.9 Buyer shall, at its own expense, comply with any governmental law, statute, ordinance, administrative order, rule or regulation relating to its duties under this Agreement and shall procure all licenses and pay all fees and other charges required thereby.

     11.10 This Agreement does not constitute either party as an agent, employee or representative of the other party for any purpose whatsoever. Neither party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of, or in the name of, the other party. All support and other agreements between Buyer and its customers are Buyer's exclusive responsibility, and any commitments made by Buyer to its customers with respect to the performance of the Technology are Buyer's sole responsibility.

     11.11 Seller is willing to enter into this Agreement and transfer the Technology and Related Documentation to Buyer only in consideration of and in reliance upon the provisions contained in this Agreement that limit Seller's exposure to liability. Such provisions constitute an essential part of the bargain underlying this Agreement and have been reflected in the consideration agreed upon by the parties.

     11.12 Nothing in this Agreement confers upon Buyer any right to use Seller's trademarks, trade names, or service marks in connection with any non-Seller product, service, promotion or publication.

     11.13 The parties hereto waive their right, if any, to trial by jury for any dispute between them based on or arising out of this Agreement.

     11.14 The validity, construction, and performance of this Agreement will be governed by the substantive law of the State of Delaware, without regard to conflict of laws principles. In the event any dispute or controversy arising out of this Agreement cannot be settled by the parties, such controversy or dispute shall be submitted to arbitration in Sterling, Virginia, if the arbitration is commenced by Buyer, or in Tucson, Arizona, if the arbitration is commenced by Seller. In the event the parties cannot mutually agree upon the arbitrator to settle their dispute or controversy, each party shall then select one arbitrator and the two so selected shall select a third arbitrator. If either party fails to select an arbitrator within fifteen (15) days after written demand from the other party to do so, or if the two arbitrators selected fail to select a third arbitrator within fifteen (15) days after the last of such selected arbitrators is appointed, then such arbitrator or arbitrators shall be selected pursuant to the then existing rules and regulations of the American Arbitrator Association governing commercial transactions. The decision of the majority of said arbitrators shall be binding upon the parties hereto for all purposes and judgment to enforce any such decision may be entered in the Circuit Court of Loudoun County, Virginia or the Superior Court for Pima County, Arizona (and for this purpose each party expressly and irrevocably consents to the jurisdiction of these courts). At the request of either party, the arbitration proceedings shall be conducted in the utmost secrecy. In that event, all documents, testimony and records shall be received, heard and maintained by the arbitrators in secrecy, available for inspection only by either party and by their respective attorneys and experts who shall agree, in advance and in writing, to receive all such information in secrecy. In all other respects, the arbitrators shall conduct all proceedings pursuant to the Uniform Arbitration Act as adopted in the Commonwealth of Virginia, if the arbitration is commenced by Buyer, or as adopted in the State of Arizona, if the arbitration is commenced by Seller and the then existing rules and regulations of the American Arbitration Association governing commercial transactions to the extent such rules are not inconsistent with such Act and this Agreement.

     11.15 No amendment or modification of this Agreement shall be effective unless set forth in a writing executed by the parties' authorized representatives. No waiver of any provision of this Agreement shall be effective unless it is set forth in a writing which refers to the provisions so waived and the instrument in which such provision is contained and is executed by an authorized representative of the party waiving its rights. No failure or delay by either party in exercising any right, power or remedy will operate as a waiver of any such right, power or remedy. This Agreement does not create a third party beneficiary nor shall any act or failure to act create a third party beneficiary.

     11.16 If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement will remain in full force and effect.

     11.17 The provisions of this Agreement shall be construed and interpreted fairly to both parties without regard to which party drafted the same.

     11.18 The provisions of this Agreement constitute the entire agreement between the parties and supersede all prior agreements, oral or written, and all other communications relating to the subject matter hereof.

     11.19 Except as described in this Agreement, the Schedules hereto, the Bill of Sale and Assignment, and all documents associated therewith, upon execution of this Agreement by the parties, the parties have no further obligation whatsoever to each other.

     11.20 This Agreement, together with its attachments, are considered confidential between the parties and are not to be disclosed without prior written consent of the non-disclosing party.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized representatives as of the date first above written.


STAR TECHNOLOGIES, INC.                       COMPURAD, INC.



By:      /s/ Robert C. Compton                By:   /s/ Phillip Berman
        -------------------------                   ---------------------------
Name:    Robert C. Compton                    Name:  Dr. Phillip Berman
Title:   Chairman, President & CEO            Title:  Chairman, President & CEO

                            SCHEDULE 1.1 - TECHNOLOGY


     A.  Film Image Scan System (FISS) Documentation

         FISS Functional Requirements
         FISS Design Specification
         FISS Quality Checklist (Manufacturing)
         FISS Manufacturing BOM Lumisystm
         FISS Manufacturing BOM Vidartm
         Device History Record
         FDA 510K Submission
         FDA 510K Clearance to Market Notification
         FISS Software Price List
         FISS Source Code: Lumisystm Release 2.01
         FISS Source Code: Vidartm Release 2.01
         FISS Source Code: RDItm Release 2.01

     B.  Image Management Server (IMS) Documentation

         IMS Functional Requirements V1.0
         IMS Design Specification V1.0
         Data Migration Manager Functional Requirements V1.0
         Data Migration Manager Design Specification V1.0
         Software Requirements Specification V2.1
         Software Product Description V2.1
         IMS Traceability Matrix (RTM) V2.1
         Software Requirements Specification V2.1.1
         Software Version Description V2.1.1
         Engineering Test Plan IMS V2.1.1
         Software Requirements Specification V2.1.2
         Software Version Description V2.1.2
         Engineering Test Plan IMS V2.1.2
         IMS Software Architecture Diagram
         IMS Database Diagram
         IMS Manufacturing BOM
         IMS Device History Record
         IMS Installation Script
         IMS Programmers' Notes
         FDA 510K Submission
         FDA 510K Clearance to Market Notification
         IMS Software Price List
         IMS Source Code Release 2.1.2 (As defined in IMS Source Tree)

                      SCHEDULE 1.2 - RELATED DOCUMENTATION


     A.  Film Image Scan System (FISS) Documentation

         FISS User Manual V2.01
         FISS Installation Guide V2.01
         FISS DICOM Conformance Statement V2.01
         Product Data Sheet FISS 1/97

     B.  Image Management Server (IMS) Documentation

         IMS User Manual V2.1.2
         IMS Installation Guide V2.1.2
         IMS DICOM Conformance Statement V2.1.2
         Product Data Sheet IMS 11/96
         Configuration Worksheet
         DICOM Validation Documents



                        SCHEDULE 1.4 - CONTRACTUAL RIGHTS


A.  Resellers

         Meditron, Inc. (International Distributor Agreement dated Feb. 14,
         1997) Image Labs, Inc. (Reseller Agreement dated June 20, 1997)


     B.  End-Users

         Brigham and Women's Hospital (Purchase Order No. ff22514 issued June 26, 1997)
         Sterling Diagnostic Imaging (Purchase Order No. STG61894 dated Dec. 20,
         1996)

     C.  Suppliers

         AMASS Software
         Breece Hill, Inc.
         Lumisys
         Vidar
         Image Labs, Inc.

                            SCHEDULE 1.5 - EQUIPMENT

---------------------------------------------------------------------------------------------------------------
                                    DESCRIPTION                                         QTY     SERIAL NUMBER
---------------------------------------------------------------------------------------------------------------
                                   ---HARDWARE---
---------------------------------------------------------------------------------------------------------------
SUN SPARC 20 WORKSTATION W. MONITOR, KEYBRD & MOUSE                                      1     543F0AB3
---------------------------------------------------------------------------------------------------------------
SUN SPARC 20 WORKSTATION W. MONITOR, KEYBRD & MOUSE                                      1     525F04EQ
---------------------------------------------------------------------------------------------------------------
SUN SPARC 20 WORKSTATION W. MONITOR, KEYBRD & MOUSE                                      1     525F03EL
---------------------------------------------------------------------------------------------------------------
SUN SPARC 5 WORKSTATION                                                                  1     435F2480
---------------------------------------------------------------------------------------------------------------
AIWA 8GB RAID                                                                            1     03774
---------------------------------------------------------------------------------------------------------------
AIWA 8GB RAID                                                                            1     04142
---------------------------------------------------------------------------------------------------------------
AIWA 8GB RAID                                                                            1     04361
---------------------------------------------------------------------------------------------------------------
HP 20 XT JUKEBOX                                                                         1     3411A00612
---------------------------------------------------------------------------------------------------------------
HP 20 XT JUKEBOX                                                                         1     3319A00326
---------------------------------------------------------------------------------------------------------------
FUJI DLT 4000(20GE ea) MEDIA                                                            19     na
---------------------------------------------------------------------------------------------------------------
HP MOD DISC(1.5GB EA) MEDIA                                                             16     na
---------------------------------------------------------------------------------------------------------------
PENTIUM 200 PC W/ KEYBRD & MOUSE (RADWORKS)                                              1     410537-10
---------------------------------------------------------------------------------------------------------------
17" MONITOR                                                                              1     410537-10
---------------------------------------------------------------------------------------------------------------
PENTIUM 133 PC W. 13" MONITOR, KEYBRD & MOUSE (FISS)                                     1     na
---------------------------------------------------------------------------------------------------------------
LUMISYS 100 DIGITIZER                                                                    1     900-331
---------------------------------------------------------------------------------------------------------------
VIDAR VXR-12 DIGITIZER                                                                   1     21243
---------------------------------------------------------------------------------------------------------------
SUN DIFFERENTIAL SCSI (SP20)                                                             1
---------------------------------------------------------------------------------------------------------------
                                   ---SOFTWARE---
---------------------------------------------------------------------------------------------------------------
INFORMIX LICENSE                                                                         3
---------------------------------------------------------------------------------------------------------------
SUN C++COMPILER                                                                          1
---------------------------------------------------------------------------------------------------------------
SUN TOOLS                                                                                1
---------------------------------------------------------------------------------------------------------------
PURIFY 4.X                                                                               1
---------------------------------------------------------------------------------------------------------------
PURIFY MAINTENANCE (12/97)                                                               1
---------------------------------------------------------------------------------------------------------------
EX GUI BUILDER                                                                           1
---------------------------------------------------------------------------------------------------------------
EX GUI MAINTENANCE (3/98)                                                                1
---------------------------------------------------------------------------------------------------------------

                   SCHEDULE 3.4 - SELLER LITIGATION AND CLAIMS



         ** N O N E **



                   SCHEDULE 3.8(d) - THIRD PARTY RIGHTS OR LICENSES



         ** N O N E **



                   SCHEDULE 4.4 - BUYER LITIGATION AND CLAIMS


         ** N O N E **

                  SCHEDULE 6.6 - REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT is made as of the 30th day of July, 1997 by and among COMPURAD, INC., a Delaware corporation (the "COMPANY"), and the stockholders of the Company listed on Exhibit A attached hereto (the "STOCKHOLDERS").

                                    RECITALS:

         WHEREAS, the Company has agreed to grant certain registration rights to certain of its current and future holders of equity securities and desires to provide such Stockholders with the registration rights provided herein;

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

         1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Holders" shall mean, collectively, the Stockholders and any transferees thereof under Section 2(i).

                  "Initiating Stockholders" shall mean any Stockholders or transferees of Stockholders under Section 2(i) who in the aggregate hold not less than 40% of the then outstanding Registrable Securities.

                  "Registrable Securities" means (i) the Stockholders' common stock listed on Exhibit A attached hereto, (ii) any common stock issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, such shares, and (iii) any common stock issued by way of a stock split of such shares or of the common stock referred to in clause (ii) above, excluding in all cases, however, any Registrable Securities sold by a Holder pursuant to a registration statement under this Agreement or a transaction pursuant to Rule 144 promulgated under the Securities Act or any other transaction in which registration rights are not transferred pursuant to Section 2(i) hereof.

                  The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                  "Registration Expenses" shall mean all expenses incurred in complying with Section 2 hereof, including, without limitation, all registration, qualification and filing fees, printing and accounting fees and expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the fees and disbursements of one counsel to the selling Holders and the expense of any special audits incident to or required by any such registration, but excluding Selling Expenses (as defined below).

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes to the extent applicable to the Registrable Securities registered by the Holders.

         2.       Registration Rights

                  (a)      Requested Registration.

                           (i) Demand Rights. Pursuant to this Section 2(a) the
Initiating Stockholders may give written requests for registration under the Securities Act of all or part of the Registrable Securities held by them (a "DEMAND REGISTRATION"). In case the Company shall receive from Initiating Stockholders a written request that the Company effect any registration with respect to some or all of the Registrable Securities held by them, the Company will:

                               (1) promptly give written notice of the proposed
registration to all other Holders; and

                               (2) as soon as practicable, use its best lawful
efforts to effect such registration (including, without limitation, appropriate qualification under applicable blue sky or other state securities law and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company.

         Notwithstanding the foregoing:

                                   (a) The Initiating Stockholders shall not be
entitled during the period starting with the date thirty (30) days prior to the Company's estimated date (as estimated in good faith by the Board of Directors) of filing of, and ending on the date three (3) months immediately following the effective date of, any registration statement pertaining to a public offering of securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan) which the Holders have been entitled to join pursuant to Section 2(b); provided, that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective (and provided, further, that the Company cannot pursuant to this Section 2(a) delay implementation of a demand for registration more than once in any twelve (12) month period);

                                   (b) The Company shall not be obligated to
take any action to effect any such registration, qualification or compliance pursuant to this Section 2(a) after the Company has effected one such registration pursuant to this Section 2(a), and such registration has been declared or ordered effective; or

                                   (c) If the Company shall furnish to the
Holders requesting a registration pursuant to this Section 2(a) a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed and it is therefore necessary to defer the filing of such registration statement, then the Company's obligation to use its best lawful efforts to register Registrable Securities, qualify or comply under this Section 2(a) shall be deferred once (with respect to any demand for registration hereunder) for a period not to exceed ninety (90) days from the date of receipt of written request from the Initiating Stockholders; provided, that the Company may, by furnishing another such certificate pursuant to this Section 2(a)(i)(c), delay implementation of a demand for registration for up to an additional successive period of up to ninety (90) days; provided, however, that the Company may not use the right provided in the preceding provisos more than once (for a total of up to 180 days) in any given two year time period.

         Subject to the foregoing clauses (a) through (c), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Stockholders.

                         (ii) Underwriting. In the event that a registration
pursuant to Section 2(a) is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Section 2(a). In such event, the right of any Holder to registration shall be conditioned upon such Holder's participation in the underwriting arrangements described below in this Section 2(a)(ii), and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided in Section 2(a)(iii) hereof.

         The Company, together with all Holders proposing to distribute their securities through such underwriting, shall enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Stockholders, but subject to the Company's reasonable approval, provided, (i) that all of the representations and warranties by, and the other agreements on the part of the Company to and for the benefit of the underwriters shall also be made to and for the benefit of the Holders of Registrable Securities participating in such offering, (ii) that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of such Holders of Registrable Securities, and (iii) that no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, the Registrable Securities of such Holder and such Holder's intended method of distribution and any other representations required by law or reasonably required by the underwriter. If any Holder of Registrable Securities (or other Holder distributing its securities through the underwriting) disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Stockholders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to one hundred eighty (180) days after the effective date of such registration, or such other shorter period of time as the underwriters may require; provided, however, that any Holder of such securities shall be relieved of its obligation under this sentence unless all executive officers and directors of the Company enter into similar agreements.

                         (iii) Limitation on Inclusion of Company Shares. The
Company shall not register securities for sale for its own account in any registration requested pursuant to this Section 2(a) unless permitted to do so by the written consent of Holders who hold a majority of the Registrable Securities as to which registration has been requested or unless the underwriter shall indicate in writing to the Holders requesting registration that the inclusion of the shares to be sold for the account of the Company will not adversely affect the registration, the price of the shares to be sold and the number of shares to be sold for the account of the Holders. The Company may not cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan or stock option plan or a transaction contemplated by Rule 145 of the Commission) to be initiated after a registration requested pursuant to Section 2(a) and to become effective less than ninety (90) days after the effective date of any registration requested pursuant to Section 2(a).

                  (b) Piggy-Back Registration. If at any time the Company shall determine to register any of its securities other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Commission Rule 145 transaction or (iii) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of convertible debt securities that are also being registered, then the Company will comply with the provisions of this Section 2(b):

                         (i) Notice of Registration. The Company will promptly
give to each Holder written notice thereof, setting forth the date on which the Company proposes to file the registration statement, which date shall be no earlier than 15 days from the date of such notice, and advising each Holder of its right to have Registrable Securities included in such registration; and

                         (ii) Inclusion of Stockholder Shares. Subject to
Section 2(d), include in such registration (and any related qualification under state securities laws) and in any underwriting involved therein all the Registrable Securities specified in a written request or requests made within thirty (30) days after receipt of such written notice from the Company by any Holder.

                  (c) Registration on Form S-3. If a Holder or Holders holding at least 20% of the Registrable Securities request that the Company file a registration statement on Form S-3 (or any successor thereto) for a public offering of shares of all or any portion of the Registrable Securities, the reasonably anticipated aggregate price to the public of which would exceed $1,000,000, and the Company is a registrant entitled to use Form S-3 to register such shares for such an offering, the Company shall use its best efforts to cause such shares to be registered for the offering on such form (or any successor thereto). In the event of a request pursuant to this Section 2(c), the Company shall follow the procedures, and the rights and obligations of the parties shall be subject to the limitations, set forth in Section 2(a) as if such Section applied to registrations on Form S-3; disregarding, however, the transaction size requirements of Section 2(a). Notwithstanding the foregoing, the Company will not be required to file more than two (2) S-3 registration statements pursuant to this Section 2(c) in any twelve (12) month period.

                  (d) Allocation of Shares in Registrations. Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company and/or the Initiating Stockholders in writing that marketing factors require a limitation of the number of shares to be underwritten in an underwritten offering hereunder, then the underwriter may (i) exclude some or all Registrable Securities from such registration and underwriting as to the first registered public offering of the Company's Common Stock, and (ii) as to subsequent registrations under Section 2(b), the underwriters may, in accordance with the following sentence, exclude Registrable Securities proposed to be registered to the extent required so as not to jeopardize the offering; provided, however, that in no event shall the Registrable Securities comprise less than 20% of the offering. In the event that the number of shares of Registrable Securities to be included in a registration shall be limited pursuant to the foregoing sentence, the Company shall so advise all Holders and the securities to be included in the registration shall be apportioned first to the Company, then pro rata among the selling Holders according to the total amount of securities requested to be sold in such registration by such Holders and then pro rata among any other selling stockholders according to the total amount of securities otherwise entitled to be included therein owned by each such other selling stockholders, or in such other proportions as shall mutually be agreed to by such selling Holders and stockholders. No Registrable Securities excluded from the underwriting by reason of the such marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

                  (e) Expenses of Registration

                      (i) Demand and Piggy-Back Registrations. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2(a) or 2(b) shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities registered by the Holders shall be borne by the selling Holders pro rata on the basis of the number of shares so registered.

                      (ii) S-3 Registrations. With respect to the first two registrations effected pursuant to Section 2(c), all Registration Expenses incurred shall be borne by the Company and all Selling Expenses relating to securities registered by the Holders in such registrations shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered. With respect to any additional registrations effected pursuant to
Section 2(c), all Registration and Selling Expenses shall be borne by the Holder or Holders participating in the registration on Form S-3 pro rata according to the number of Registrable Securities so registered.

                  (f) Registration Procedures

                      (i) Company Obligations. In the case of each registration, qualification or compliance required to be effected by the Company pursuant to this Agreement, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. Additionally, the Company shall, as soon as reasonably possible and at its expense:

                                (1) Keep the registration statement effective
for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

                                (2) Furnish such number of prospectuses and
other documents incident thereto as the Holders from time to time may reasonably request;

                                (3) Prepare and file with the Commission such
amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

                                (4) In the event of any underwritten public
offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

                                (5) Notify each Holder of Registrable Securities
covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                                (6) At the request of any selling Holder
requesting registration of Registrable Securities pursuant to this Agreement, furnish on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters or, if such offering is not underwritten, to the Holders selling in such registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters or, if such offering is not underwritten, to the Holders selling in such registration of Registrable Securities.

                           (ii) Company Best Efforts. In the event of any
registration pursuant to Sections 2(a), 2(b) or 2(c) hereof, the Company will exercise its best efforts to register and qualify the securities covered by the registration statement under such other securities laws of such jurisdictions as shall be reasonably appropriate for the distribution of such securities; provided, however, that (i) the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and (ii) notwithstanding anything in this Section 2(f) to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be paid by selling Holders, such expenses shall be paid pro rata by selling Holders; provided further that, to the fullest extent not prohibited by law, the Company shall reimburse the Holders for all payments made by the Holders pursuant to clause (ii) of the preceding proviso.

                           (iii) Information by Holder. The Holder or Holders of
Registrable Securities included in any registration shall furnish to the Company such information regarding such party and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

                  (g)      Indemnification

                           (i) Indemnification by Company. The Company will
indemnify each Holder, each of its officers and directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to any registration, qualification or compliance effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or the Exchange Act or other federal or state law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers and directors and partners and such Holder's legal counsel and independent accountants, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission in a registration statement or prospectus, made in reliance upon and in conformity with written information furnished to the Company by a Holder or underwriter specifically for use therein; provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus on file with the Commission at the time the registration statement becomes effective or the amended prospectus filed with the Commission pursuant to Rule 424(b) (the "FINAL PROSPECTUS"), such indemnity agreement shall not inure to the benefit of any underwriter or any Holder, if there is no underwriter, if the untrue statement (or alleged untrue statement) or omission (or alleged omission) was corrected in the Final Prospectus and a copy of the Final Prospectus was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act and the underwriter or such Holder, as the case may be, was required by the Securities Act to furnish a copy of the Final Prospectus to such person.

                           (ii) Indemnification by Selling Shareholders. Each
Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors, partners and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such other Holders, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use therein; provided, however, that the obligations of each Holder hereunder shall be limited to an amount equal to the proceeds to such Holder of Registrable Securities sold as contemplated herein, and; provided further, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus on file with the Commission at the time the registration statement becomes effective or the Final Prospectus, such indemnity agreement shall not inure to the benefit of the Company, any underwriter or any other Holder, if there is no underwriter, if the untrue statement (or alleged untrue statement) or omission (or alleged omission) was corrected in the Final

Prospectus and a copy of the Final Prospectus was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act and the Company, the underwriter or such other Holder, as the case may be, was required by the Securities Act to furnish a copy of the Final Prospectus to such person.

                           (iii) Indemnification Procedures. Each party entitled
to indemnification under this Section 2(g) (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and; provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                  (h)      Rule 144 Reporting.   With a view to making available
the benefits of certain rules and regulations of the Commission that may at any time permit the sale of restricted securities to the public without registration the Company agrees to:

                           (i) Public Information. Make and keep public
information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

                           (ii) Exchange Act Filings. Use its best efforts to
file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

                           (iii) Information to Holders. Furnish to each Holder
of Registered Securities forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

                  (i)      Transfer and Termination  of Rights.

                           (i) Transfer of Registration Rights. The rights and
obligations granted to Holders under this Agreement may be assigned to a transferee or assignee who acquires at least 500,000 Common Shares (or all such shares held by the Holder, if less than 500,000) (appropriately adjusted for stock splits and stock consolidations after the date hereof) that have not been sold to the public (other than an acquisition pursuant to an open market purchase); provided, that the Company is given written notice of such assignment prior to such assignment and that the transferee is not a person deemed to be a direct competitor of the Company, as determined in good faith by the Board of Directors; provided, however, that if the Board of Directors shall fail to notify the transferor of its determination within seven (7) business days after receipt of notice of the proposed transfer, the transferee shall be entitled to transfer the shares to the proposed transferee. Notwithstanding the above, the rights and obligations granted to Holders under this Agreement may be freely assigned (i) to a member of a Holder's immediate family by gift or inheritance;
(ii) to a trust established by a Holder for the benefit of the Holders or his immediate family by gift or inheritance; (iii) to the estate, heirs or intestate successors of any Holder that is a natural person; (iv) by a corporate Holder to any or all of its stockholders or by a partnership to any or all of its partners or former partners; provided, that in each case of a permitted transfer of rights pursuant to this Section 2(i), the transferee agrees in writing to be bound by the provisions of this Agreement.

                         (ii) Termination of Registration Rights. The rights
granted pursuant to this Section 2 shall terminate as to any Holder at such time as such Holder may sell under Rule 144 or any successor rule in any single three month period all Registrable Securities then held by such Holder and, at such time, the shares held by any such person shall no longer be deemed to be "Registrable Securities." In addition, this Agreement will terminate in its entirety on that date which is the fifth anniversary of the date that the Company first becomes subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

        3. Lockup Agreement. In consideration for the Company agreeing to its obligations under this Agreement, each Holder hereby agrees in connection with the first registration of the Company's securities not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or underwriters managing the offering, as the case may be, for up to one hundred eighty (180) days from the effective date of such registration as the underwriters may specify; provided, however, that such Holder shall be relieved of its obligations under this
Section 3 unless all executive officers and directors of the Company enter into similar agreements. Each Holder hereby agrees that, upon the request of the Company or the underwriters, it will confirm in writing the provisions of this
Section 3.

         4.       Miscellaneous

                  (a) Amendment. This Agreement and any term hereof may be amended, waived, discharged or terminated by a written instrument signed (in one or more counterparts) by the Company and by Holders of a majority in interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 4(a) shall be binding upon each Holder whether or not such Holder consented in writing to the amendment or waiver.

                  (b) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.


                  (c) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware.

                  (d) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties regarding the subject matter hereof. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors and administrators of the parties hereto.

                  (e) Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three
(3) days after deposit with the United States mail, by registered or certified mail, postage prepaid, addressed (a) if to a Holder, at such Holder's address as set forth on Exhibit A, or at such other address as such Holder shall have furnished to the Company in writing in accordance with this Section 4(e), or (b) if to the Company, at its principal office; provided, however, that if any such notice or other communication requires a response to be made or other action to be taken by the recipient within fifteen (15) calendar days from the date thereof, the Company shall send the notice, at its election, (i) by facsimile or other means of electronic transfer that generates evidence of transmission, which notice shall be deemed given upon sending, or (ii) by a service that guarantees delivery within two (2) days which notice shall be deemed effectively given two (2) days after delivery of such notice to such service.

                  (f) Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

                  (g) Successors and Assigns. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Except as expressly provided in this Agreement, nothing in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

                  (h) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

                           (i) Limitations on Subsequent Registration Rights.

                               (1) The Company represents and warrants to the
Holders that it has not granted any registration rights to its stockholders other than pursuant to this Agreement.

                               (2) From and after the date of this Agreement,
the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to (a) include such securities in any registration filed under Section 2(a), (b) or (c) unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) make a demand registration which could result in such registration statement being declared effective within 120 days of the effective date of any registration effected pursuant to Section 2(a).

                  [Remainder of Page Intentionally Left Blank]

         The foregoing REGISTRATION RIGHTS AGREEMENT is hereby executed as of the date first above written.


"COMPANY"                                           COMPURAD, INC.



                                           By:      /s/ Phillip Berman
                                                    ----------------------

                                           Title: Chairman, President & CEO
                                                  ------------------------------


"STOCKHOLDERS"


                                           STAR TECHNOLOGIES, INC.



                                           By:      /s/ Robert C. Compton
                                                    ----------------------
                                           Title:
                                                  ------------------------------
                                                    (Title of Signatory,
                                                    if applicable)




                                           -------------------------------------
                                           (Print Name of Stockholder)


                                           By:
                                                --------------------------------
                                                    (Signature)


                                           Title:
                                                  ------------------------------
                                                    (Title of Signatory,
                                                    if applicable)

                                    EXHIBIT A

                            SCHEDULE OF STOCKHOLDERS

--------------------------------------------------------------------------------
NAME                                                          NUMBER OF SHARES
--------------------------------------------------------------------------------
Star Technologies, Inc.                                       100,000
--------------------------------------------------------------------------------
Unnamed Stockholders                                          Up to 20,000
--------------------------------------------------------------------------------